Exhibit 99.1
NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Lithium Americas Reports Third Quarter 2025 Results

(All amounts in US$ unless otherwise indicated)

November 13, 2025 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced that it has filed its Quarterly Report on Form 10-Q, which includes the Company’s condensed consolidated interim financial statements (“Financials”) for the three and nine months ended September 30, 2025 (“Q3 2025”), and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “We’re proud to have secured the support of the U.S. Administration, General Motors and our valued partners in advancing Thacker Pass to help onshore large-scale lithium production, strengthen the U.S. supply chain, create high-quality jobs and contribute to America’s long-term energy security and economic resilience.”

“With the first DOE Loan drawdown from the U.S. Department of Energy now received, we’ve significantly enhanced the Project’s certainty and stability and are full steam ahead on construction. Our workforce continues to grow each week, with approximately 700 workers now on-site and over 80% of detailed engineering complete. We’re making tangible progress across all fronts—from steel and concrete work to site infrastructure and the expansion of our Workforce Hub,” added Mr. Evans.

Q3 2025 PROJECT AND CONSTRUCTION HIGHLIGHTS

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During the quarter ended September 30, 2025, $145.9 million of construction capital costs and other project-related costs were capitalized. As of September 30, 2025, a total of $720.0 million of construction capital costs and other project-related costs have been capitalized.
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The Company continues to progress major construction at Thacker Pass. Mechanical completion of the Phase 1 processing plant is targeted for late 2027.
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Engineering design surpassed 80% design complete as of September 30, 2025, and is expected to surpass 90% design complete by year end 2025. The higher level of detailed engineering at the early stages of construction helps to de-risk execution in terms of Project schedule and cost.
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On site at Thacker Pass, the first steel columns have been installed, and permanent plant roads and entrances, as well as laydown yards to store long-lead equipment have been completed.
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The fabrication yard in Winnemucca has received steel for pre-assembled pipe-rack sections.
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The Company has entered into certain purchase agreements related to long-lead equipment, infrastructure and services related to the construction of the processing plant as well as development and mining services at Thacker Pass. As of September 30, 2025, approximately $430 million has been committed.
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Major long-lead equipment and a substantial amount of other equipment and construction materials are expected to be delivered to either Thacker Pass or the fabrication yard in Winnemucca throughout the first quarter of 2026. Most of this equipment and construction material is sourced from Canada, China, India, UAE, Turkey and the European Union, and may be subject to tariffs. The Company has been working toward limiting the effect of any potential tariffs on our construction supply chain, with approximately 75% of the total capital project cost structure related to labor, contractors and other services not expected to be directly affected by any potential tariffs.

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As of September 30, 2025, there were approximately 550 manual craft and 150 additional site workers, for a total of approximately 700 personnel on site. This is expected to increase to approximately 1,000 site personnel by the end of 2025 and approximately 1,800 at peak construction.
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Placement of housing modules at the Company’s all-inclusive housing facility for construction workers in Winnemucca (the “Workforce Hub” or “WFH”) is complete and the occupancy permit was received for the first phase. The first residents took occupancy in late September 2025.

Q3 2025 AND SUBSEQUENT TO Q3 2025 FINANCIAL AND CORPORATE HIGHLIGHTS

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As of September 30, 2025, the Company had $385.6 million in cash and restricted cash.
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On October 1, 2025, the Company completed the at-the-market equity program established on May 15, 2025 (the “May 2025 ATM Program”). The Company sold an aggregate total of 26.922 million common shares pursuant to the May 2025 ATM Program.
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During Q3 2025, the Company sold and issued 18.905 million common shares at an average price of $3.10 per share pursuant to the May 2025 ATM Program, for aggregate net proceeds of $57.5 million after sales agent’s commission and other expenses.
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Subsequent to September 30, 2025, the Company sold and issued 4.656 million common shares at an average price of $6.90 per share pursuant to the May 2025 ATM Program, for aggregate net proceeds of $31.7 million after sales agent’s commission and other expenses.
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On October 7, 2025, the Company and the DOE entered into an omnibus waiver, consent and amendment (the “OWCA”) for certain amendments to the Company’s previously announced U.S. Department of Energy (the “DOE”) Loans Program Office (“LPO”) under the Advanced Technology Vehicles Manufacturing (“ATVM”).
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The expected total loan amount decreased to $2.23 billion (the “DOE Loan”) due to estimated capitalized interest during construction decreasing to $256 million, while the DOE Loan principal remained the same at $1.97 billion. The interest rate that will be applied to amounts drawn under the DOE Loan remains unchanged at the applicable long-dated U.S. Treasury rate from the date of each draw with 0% spread. The DOE Loan tenor is approximately 23 years from date of First Draw.
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The DOE has agreed to defer $184 million of scheduled debt service obligations under the DOE Loan which were to occur in the first five years of loan repayment, with the total deferred balance reallocated across the remaining payment periods to maturity.
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Within 60 days of execution of the OWCA, the Company will issue to the DOE: (a) warrants to purchase common shares of the Company for a 5% equity stake in the Company at an exercise price of $0.01 per share (the “LAC Warrants”) and (b) warrants to purchase a non-voting, non-transferable equity interest of the JV for a 5% economic stake in the JV (the “JV Units”) at an exercise price of $0.01 per unit (the “JV Warrants”). The LAC Warrants, the JV Warrants and the JV Units remain subject to customary conditions to be finalized through definitive documents and corporate approvals.
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The Company will contribute an additional $120 million to DOE Loan reserve accounts, to be funded within 12 months of the OWCA.
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In addition, the Company and General Motors Holding LLC (“GM”), the Company’s joint venture (the “JV”) partner in Thacker Pass, entered into an amendment to GM’s lithium offtake agreement to provide additional support to the Project. The amendment permits the JV to enter into additional third-party offtake agreements for certain remaining production volumes not forecasted to be purchased by GM for the first five years of Phase 1.
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On October 8, 2025, the Company entered into an equity distribution agreement, pursuant to which the Company may sell its common shares, no par value, up to a maximum aggregate offering price of $250 million (the “October 2025 ATM Program”). Use of net proceeds for the October 2025 ATM Program includes general corporate purposes, which may include funding a portion of the $120 million reserve account required by the DOE Loan, funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

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The October 2025 ATM Program was completed on October 14, 2025. The Company issued and sold an aggregate total 30.525 million common shares at an average price of $8.19 per share pursuant to the October 2025 ATM Program, for aggregate net proceeds of $246.4 million after sales agent’s commission and other expenses.
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On October 10, 2025 and October 28, 2025, fund entities managed by Orion Resource Partners LP (collectively “Orion”), the holder of $195 million unsecured convertible notes (the “Notes”) issued on April 1, 2025, elected to convert a total of $97.5 million in accordance with the terms of the Notes. As a result, the Company issued an aggregate total of 25.79 million common shares of the Company to Orion. Following the conversions, total future interest payable under the Notes has been reduced pro rata.
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On October 20, 2025, the Company received its first drawdown of $435 million on the DOE Loan.

FINANCIALS

Selected consolidated financial information is presented as follows:

(in US$ million except per share information)	Nine months ended September 30,
	2025	2024
	$	$
Operating expenses	24.1	18.2
Net loss	223.9	21.4
Loss per share - basic	0.98	0.07

(in US$ millions)	As at September 30, 2025	As at December 31, 2024
	$	$
Cash and restricted cash	385.6	594.2
Total assets	1,451.5	1,044.9
Total long-term liabilities	452.2	41.3

During the nine months ended September 30, 2025, net loss increased compared with the net loss for the comparable year-earlier period primarily due to the loss on change in fair value of the embedded derivative associated with the Notes (the “Embedded Derivative”). This non-cash loss represents the movement in the fair value of the Embedded Derivative and primarily reflects the impact of the increase in the Company’s share price from $2.76 at inception on April 1, 2025 to $5.71 at September 30, 2025. General and administrative expenses increased, due mainly to increased hiring, professional fees and office and administration fees to support increased activities related to ongoing construction at Thacker Pass and increased reporting obligations associated with the DOE Loan and formation of the JV.

At September 30, 2025, total assets increased due mainly to a $641.6 million increase in Mineral properties, plant and equipment (“MPP”) offset by a $208.6 million decrease in cash. MPP increased due mainly to continued development of Thacker Pass, including costs associated with completion of the first phase of the WFH, engineering, procurement of raw materials, payments towards long-lead equipment as well as continued on-site construction works. Construction activity and costs have accelerated since the closing of the DOE Loan in October 2024 and the creation of the JV in December 2024.

This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company's website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is developing Thacker Pass located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a joint venture between Lithium Americas (holding a 62% interest and is the manager of the Project), and GM (holding a 38% interest). The Company is focused on advancing Phase 1 of Thacker Pass toward production, targeting nominal design capacity of 40,000 tonnes per year of battery-quality lithium carbonate. The Company and its engineering, procurement and construction management contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. The three-year construction build is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Growth and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to as “forward-looking statements” or “FLS”). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “propose,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release includes, but is not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV and the DOE Loan, including statements regarding project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; the Company’s future objectives and strategies to achieve those objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; cost and expected benefits of the transloading terminal; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support the electric vehicle market; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company on Thacker Pass; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation and the completion of the Workforce Hub; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building

Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’ remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine including use benefits of growth media; ability to achieve capital cost efficiencies; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS is based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing and the absence of material adverse events affecting the Company during the construction of the Project; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives and priorities; a cordial business relationship between the Company and third-party strategic and contractual partners; the availability of equipment and facilities necessary to complete development and construction of Thacker Pass; unforeseen technological, equipment and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in United States trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop Thacker Pass, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop the Workforce Hub; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of, and unpredictable changes to, the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; the ability to satisfy production and lithium-recovery targets; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by Lithium Nevada LLC (“LN”) and GM with terms of the JV agreements; the lack of any material disputes or disagreements between LN and GM; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company expressly disclaims any obligation to update or revise any FLS as a result of new information, future events or otherwise, except as and to the extent required by applicable securities laws. Forward-looking financial information also constitutes FLS within the context of applicable securities laws and as such, is subject to the same risks, uncertainties and assumptions as are set out in the cautionary note above.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com